Exhibit - 10 ii



                           Reimbursement Agreements


The Valley Forge Fund reimburses officers and directors not affiliated with the Investment Adviser to compensate for travel expenses associated with performance of their duties. A total of $3,717 was paid in this regard in 1998. As the Fund grows in total assets, the Board of Directors may place them on salaries commensurate with their duties.

The Fund does not now, and has no plans to compensate officers, employes and directors who are affiliated with the Investment Adviser except indirectly through payment of the management fee.









































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